Exhibit 10.3
                                     AMCE RIGHT TO PURCHASE AGREEMENT


     THIS RIGHT TO PURCHASE AGREEMENT (the "Agreement"), dated as of November 21, 1997, is made and entered into among AMC ENTERTAINMENT INC., a Delaware corporation (including its consolidated subsidiaries, hereinafter referred to as "Grantor"), and ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (hereinafter referred to as "Offeree"). Grantor and Offeree are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

     WHEREAS, Grantor may in the future acquire or develop megaplex theatre and related entertainment property owned (or ground-leased) by the Grantor (the "Property");

     WHEREAS, Grantor may from time to time sell, transfer, convey or otherwise dispose of (which may include a leaseback, but not a mortgage) ("Transfer") any or all such Property during a period of five (5) years from and including the date hereof (the "Right to Purchase Period"); and

     WHEREAS, Grantor desires to grant to Offeree a personal non-assignable right of first offer and right of first refusal relating to the Transfer of any Property, exercisable under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, For and in consideration of the payment of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, Grantor and Offeree hereby agree as follows:

         1.       Right of First Offer.

     (a) Grant of Right of First Offer. Subject to the terms and conditions set forth in this Agreement, Grantor hereby grants to Offeree a right of first offer ("First Offer Right") relating to the Transfer of all or any Property. If, at any time during the Right to Purchase Period, Grantor desires to Transfer all or any portion of a Property (the "Offered Property"), Grantor shall first deliver to Offeree written notice (the "Notice of Transfer"), which Notice of Transfer shall state Grantor's desire to Transfer the Offered Property and contain an accurate description of the Offered Property and its proposed operations.

     (b) Election to Offer. (i) If Offeree elects to make an offer to purchase the Offered Property, Offeree shall deliver to Grantor within sixty (60) days following the date the Notice of Transfer was received by Offeree (the "Offer Date") a written offer (the "Offeree Offer"), which Offeree Offer shall offer to purchase the Offered Property on the terms and conditions, including price, timing and lease terms (if

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applicable),  specified  therein.  The Offeree Offer shall disclose all material facts relating to the proposed transaction and, at Offeree's option, may include a form purchase agreement or lease, as applicable. Each Offeree Offer shall be an irrevocable commitment by Offeree to purchase the Offered Property on the terms and conditions set forth therein.
                  (ii) If Offeree does not elect to make an offer to purchase the Offered Property by the Offer Date or if Offeree makes an offer to purchase the Offered Property by the Offer Date and Grantor elects not to Transfer the Offered Property on the terms offered by Offeree, Grantor (A) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Grantor so elects, and (B) may, within a period of 6 months from and after the Offer Date, solicit offers relating to the Transfer of such Offered Property; provided, however, any Transfer of the Property within a period of 6 months from and after the Offer Date not on terms and conditions and at a price more favorable to those offered by Offeree shall be subject to the First Refusal Right set forth in paragraph 2 of this Agreement. The First Offer Right granted to Offeree under the terms and conditions of this Agreement shall revive in the event that Grantor fails to Transfer the Offered Property within the six (6) months from and after the Offer Date.

                  (iii) Notwithstanding Offeree's election not to make an offer to purchase the Offered Property by the Offer Date or Grantor's election not to Transfer the Offered Property on the terms offered by Offeree, Grantor shall be obligated to submit a Grantor Offer to Offeree following receipt of a Bona Fide Offer from a Proposed Transferee pursuant to paragraph 2 of this Agreement.

                  (c) Acceptance of Offeree Offer. If Grantor elects to Transfer the Offered Property on the terms offered by the Offeree, Grantor shall deliver in writing its election to Transfer the Offered Property to Offeree within thirty (30) days following the date the Offeree Offer was received by Grantor. Such communication shall, when taken in conjunction with the Offeree Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Transfer of the Property. Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.

         2.       Right of First Refusal.

                  (a) Grant of Right of First Refusal. Subject to the terms and conditions set forth in this Agreement, Grantor hereby grants to Offeree a right of first refusal ("First Refusal Right") relating to the Transfer of all or any Property. If, at any time during the Right to Purchase Period, Grantor desires to Transfer any Offered Property pursuant to a bona fide offer (the "Bona Fide Offer") from a third party (the "Proposed Transferee"), Grantor shall first deliver to Offeree a written offer (the "Grantor Offer"), which Grantor Offer shall offer to Transfer the Offered Property to the Offeree on terms and conditions, including price, timing and lease terms (if applicable), not less favorable to the Offeree than the terms and conditions which Grantor proposes to Transfer such Property to the

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Proposed  Transferee.  The Grantor  Offer  shall  disclose  the  identity of the
Proposed Transferee, the person or persons, if any, that control such Proposed Transferee, to the extent known by Grantor, the terms and conditions, including price, timing and lease terms (if applicable), of the proposed Transfer, any proposed form purchase agreement or lease and any other material facts relating to the proposed transaction. Each Grantor Offer is an irrevocable commitment by Grantor to sell the Offered Property on the terms and conditions set forth therein.

                  (b) Confirmation of Bona Fide Offer. The Offeree shall be permitted to confirm that the Bona Fide Offer is firm and subject only to conditions that could reasonably be expected to be satisfied, by (i) review of the documents involved in such Bona Fide Offer and (ii) requiring that the Grantor cause the Proposed Transferee to submit evidence reasonably satisfactory to the Offeree of financing for such purchase, but only to the extent that the Bona Fide Offer has a financing contingency. If review of such documents and of such evidence of financing by the Offeree would violate a confidentiality obligation of Grantor to the Proposed Transferee, or of the Proposed Transferee to any third party, Grantor shall designate a recognized accounting or investment banking firm or similar third party reasonably satisfactory to the Offeree, who shall at Offeree's expense (i) certify that the terms set forth in the written documents are as described in the Offer or are no more favorable to the Proposed Transferee than the terms described in the Offer, and (ii) certify that financing has been obtained, subject to no condition which, in such third party's reasonable judgment, is likely to be unsatisfied, or based on the evidence provided, such third party expects that financing for the sale to the Proposed Transferee will be obtained.

                  (c) Acceptance of Grantor Offer. (i) If Offeree elects to purchase the Offered Property on the terms set forth in the Grantor Offer, Offeree shall deliver in writing its election to purchase the Offered Property to Grantor within forty-five (45) days following the date the Grantor Offer was received by the Offeree (the "Acceptance Date"), but not less than five days prior to the expiration date of the Bona Fide Offer, provided such election in any circumstance will not be due prior to the expiration of 10 business days following the date the Grantor's Offer was received by Offeree. Such communication shall, when taken in conjunction with the Grantor Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Transfer of the Property. Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.

                  (ii) If Offeree does not elect to purchase the Offered Property by the Acceptance Date, Grantor (i) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Grantor so elects, and (ii) may, within a period of 6 months from and after the date the Grantor Offer was received by the Offeree, Transfer the Offered Property to any person, including the Proposed Transferee, at a price at least equal to that offered to Offeree in the Grantor Offer and on the terms and conditions


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substantially  consistent  to those  included in the  Grantor  Offer and Grantor shall be under no obligation to submit a Grantor Offer to Transfer such Offered Property to the Offeree in connection therewith. The First Refusal Right granted to the Offeree under the terms and conditions of this Agreement shall revive in the event that Grantor fails to Transfer the Offered Property within the six (6) month period specified above.

         3. Due Diligence. During the periods following the date the Notice of Transfer was received by Offeree and prior to the Offer Date, following the date the Grantor Offer was received by Offeree and prior to the Acceptance Date and following any agreement to Transfer a Property, Grantor shall provide Offeree access to the Offered Property, its books and records related thereto and its officers and employees with knowledge thereof during reasonable hours for purposes of conducting a due diligence investigation of the Offered Property and its proposed operations.

     4. Closing. (a) The closing of any Transfer of Offered Property pursuant to this Agreement shall be determined by the Parties (which, unless otherwise agreed, shall be within 90 days of the acceptance of any offer hereunder).

         5. No Assignment. The First Refusal Right and First Offer Right granted hereby are personal to Offeree, and, as an inducement to Grantor to enter into this Agreement, it is expressly agreed that Offeree has no right, directly or indirectly, to assign in whole or in part any rights granted by this Agreement. Grantor shall have no obligation or requirement to deal with any party other than Offeree in all matters relating to this Agreement. Any purchase agreement or lease hereunder may be made with a subsidiary of Grantor acceptable to Offeree.

         6. No Broker. Offeree represents that it has dealt with no broker in connection with the First Refusal Right and First Offer Right granted hereby, and agrees to indemnify and hold Grantor harmless from the claims of any broker in connection with the transactions contemplated hereby.

     7. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Offeree:                 Entertainment Properties Trust
                                         One Kansas City Place
                                         1200 Main Street, Suite 3250
                                         Kansas City, Missouri  64105
                                         Phone:  (816) 480-4649
                                         Fax:    (816) 480-4617
                                         Attention: Robert L. Harris, President

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With a copy to:                         Stinson, Mag & Fizzell, P.C.
                                        1201 Walnut, Suite 2800
                                        Kansas City, Missouri 64105
                                        Phone:     (816) 691-3180
                                        Fax:       (816) 691-3495
                                        Attention: Michael G. O'Flaherty

If intended for Grantor:                AMC Entertainment Inc.
                                        106 West 14th Street
                                        Kansas City, Missouri  64105
                                        Phone:  (816) 221-4000
                                        Fax:    (816) 480-4617
                                        Attention:  Peter C. Brown, President

With a copy to:                             Lathrop & Gage L.C.
                                            2345 Grand Boulevard, Suite 2800
                                            Kansas City, Missouri 64108
                                            Phone:     (816) 460-5515
                                            Fax:       (816) 292-2001
                                            Attention: E.T. Bullard

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

         8. Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement by such other Party, whether or not the first Party knows of such breach at the time it

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accepts such payment or performance.  No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri or the U.S. District Court for the Western District of Missouri and, accordingly, consent thereto.

     10. Attorneys' Fees. If either Party obtains a judgment against the other Party by reason of a breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

         11. Remedies Cumulative. Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

         12. Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, and no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance hereof (without requirement to post bond), in addition to any and all other remedies at law or in equity. The Parties agree that in connection with the enforcement of any agreement to Transfer a Property created hereunder, the terms to be enforced shall be in the following order of priority: (i) those terms contained in any executed purchase agreement or lease; (ii) in the absence of (i), those contained in the communications that constituted the agreement between the parties; and (iii) in the absence of (i) or (ii), those contained in the Agreement of Sale and Purchase, dated as of November 21, 1997, among American Multi-Cinema, Inc., AMC Realty, Inc. and Entertainment Properties Trust or the Lease, dated as of November 21, 1997, between Entertainment Properties Trust and American Multi-Cinema, Inc., as applicable.

         13. Complete Agreement. This Agreement constitutes the entire understanding between Grantor and Offeree with respect to the subject matter hereof and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by Grantor with respect to this Agreement except as expressly provided in this Agreement. The Agreement may not be modified, amended or waived except by a written instrument executed by both Grantor and Offeree. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.


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         14. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS.

     15. Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, Grantor and Offeree have executed this Agreement as of the day and year first above written.

                                          OFFEREE:

(SEAL)                                    ENTERTAINMENT PROPERTIES
                                          TRUST, a Maryland real estate
                                          investment trust


                                          By:/s/ David M. Brain
                                          Name:    David M. Brain
                                          Title:   Chief Financial Officer and
                                                   Secretary

(SEAL)                                    GRANTOR:

ATTEST:                                   AMC ENTERTAINMENT, INC., a
                                          Delaware corporation



By:/s/ Nancy L. Gallagher                 By:/s/ Peter C. Brown
Name:  Nancy L. Gallagher                 Name: Peter C. Brown
Title:    Vice President and Secretary    Title:   President and Chief Financial
                                                   Officer

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